EXHIBIT 99.1

Berkeley Lights Reports Preliminary Third Quarter 2021 Results

Record quarterly revenue and instrument placements

Company to report third quarter 2021 financial results on November 4, 2021

EMERYVILLE, Calif. – October 12, 2021 – Berkeley Lights, Inc. (Nasdaq: BLI), a leader in digital cell biology, today reported preliminary, unaudited revenue for the quarter ended September 30, 2021.

The Company's total revenue and platform placements in the third quarter of 2021 was the largest in its history. Total revenue for the third quarter is expected to be in the range of $24.0 million to $24.3 million, representing an increase of approximately 33% compared to $18.2 million in revenue for the third quarter of 2020.

These results include 13 new platform placements in the quarter, inclusive of three TechAccess subscriptions booked and announced in the second quarter. Six of the placements were to existing customers expanding their capacity of Berkeley Light's platforms.

“Our results this quarter are a testament to the value and broad applicability of the Berkeley Lights platform across multiple disciplines,” said Berkeley Lights Chief Executive Officer Eric Hobbs, Ph.D. “Berkeley Lights' technology provides unprecedented functional information at scale. Our new and existing customers are increasingly choosing the Berkeley Lights' platform both for the quality of the data extracted from our platform and the efficiencies that it can help them achieve. With increasing demand for our technology across large, global markets, we look forward to building on our momentum to drive significant value for our customers and shareholders.”

These preliminary results are based on management’s initial analysis of operations for the quarter ended September 30, 2021. The company expects to issue full financial results for the third quarter 2021 on Thursday, November 4, 2021, to be followed by its quarterly conference call at 5:30 AM Pacific Time / 8:30 AM Eastern Time that day. A webcast of the conference call can be accessed at http://www://berkeleylights.com. The webcast will be archived and available for replay after the event.

About Berkeley Lights

Berkeley Lights is a leading digital cell biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for our customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-end solution, comprising proprietary consumables, including our OptoSelectTM chips and reagent kits, advanced automation systems, and application software. We developed the Berkeley Lights Platform to provide the most advanced environment for rapid functional characterization of single cells at scale, the goal of which is to establish an industry standard for our customers throughout their cell-based product value chain.

Berkeley Lights’ Beacon and Lightning systems and Culture Station instrument are: FOR RESEARCH USE ONLY. Not for use in diagnostic procedures.

Forward Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding demand for our products, markets and momentum to drive significant value for our customers and shareholders. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Press Contact
PR@berkeleylights.com

Investor Contact
IR@berkeleylights.com